UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2009 (October 2, 2009)

MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 694-9555

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On October 2, 2009, MISONIX, INC. (the “Company”) and its subsidiaries, Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems (“Sonora”) and Hearing Innovations Incorporated (“Hearing Innovations” and together with the Company and Sonora, the “Borrowers”), and Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division, entered into an amendment (the “Amendment”) to the Credit and Security Agreement, dated December 29, 2006, as amended, among the Borrowers and Wells Fargo (the “Credit Agreement”). The Credit Agreement was filed as Exhibit 10(eee) to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2007 and is hereby incorporated by reference herein.

Pursuant to the Amendment (i) the Minimum Loan Amount (as defined in the Credit Agreement) was reduced to $500,000; and (ii) the Borrowers and Wells Fargo agreed that the term of the Credit Agreement would not be renewed and that the Credit Agreement would terminate on December 29, 2009.

The Amendment (i) also provided Wells Fargo’s consent to the asset sale discussed in Item 2.01 below, subject to Wells Fargo’s receipt of $1,804,665.25 from the proceeds of such sale and (ii) required that the Company deposit additional cash collateral of $1,000,000 with Wells Fargo Brokerage Services, LLC.

The foregoing description of the Amendment is qualified in its entirety by reference to the provisions of the Amendment attached to this report as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 2, 2009, Sonora sold substantially all of its assets to Medical Imaging Holdings, Inc. for a cash payment of $8,000,000 (subject to a future adjustment based on net working capital at the closing) (the “Sale”). Sonora is engaged in the business of (i) selling, repairing and servicing new and used diagnostic ultrasound systems and consumable accessories used in conjunction therewith, (ii) selling, repairing, servicing and testing diagnostic ultrasound transducers, (iii) developing and selling equipment for testing ultrasound transducers, (iv) selling equipment used for cleaning and disinfecting ultrasound transducers including, but not limited to, transesophogeal echocardiography probes, (v) selling equipment used for testing endoscopic probes, (vi) repairing and servicing MRI systems and parts and subsystems used therein, and (vii) performing training for the service and maintenance of diagnostic ultrasound and MRI systems, in each instance throughout the world. Attached as Exhibit 99.1 is a press release issued by the Company on October 5, 2009 announcing the Sale.

The foregoing description of the Sale is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement attached to this report as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1
Amendment to Credit and Security Agreement, dated as of October 2, 2009, by and among MISONIX, INC., Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems and Hearing Innovations Incorporated, and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division.

Exhibit 10.2	Asset Purchase Agreement, dated October 2, 2009, among Acoustic Marketing Research, Inc., MISONIX, INC. and Medical Imaging Holdings, Inc.

Exhibit 99.1	Press Release of MISONIX, INC., dated October 5, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2009	MISONIX, INC.
	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Credit and Security Agreement, dated as of October 2, 2009, by and among MISONIX, INC., Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems and Hearing Innovations Incorporated, and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division.

10.2	Asset Purchase Agreement, dated October 2, 2009, among Acoustic Marketing Research, Inc., MISONIX, INC. and Medical Imaging Holdings, Inc.

99.1	Press Release of MISONIX, INC., dated October 5, 2009.

5